DOWNERS GAP, INC.

BY-LAWS

ARTICLE I

STOCKHOLDERS

1.

ANNUAL MEETING.  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

2.

SPECIAL MEETINGS.  Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by (1) by the Chairman of the Board of Directors, the President, or the Board of Directors; or (2) by the holders of at least twenty percent (20%) of the shares entitled to vote at the proposed special meeting.  Such meeting shall be held at such place, on such date, and at such time as they or he shall fix. The record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of that meeting.  In addition, a majority of the shareholders may act without notice at a meeting

3.

NOTICE OF MEETINGS.  Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten days nor more than sixty days before date on which the meeting shall be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by the Corporation Laws of Delaware.

When a meeting is adjourned to another place, date or time written notice need not be given of the adjourned meeting if the place, date and time thereof are announce at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more that thirty days after the date for which the meeting as originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith.  At any adjourned meeting any, business may be transacted which might have been transacted at the original meeting.

4.

QUORUM.  At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, in person or by proxy, shall constitute a quorum for purposes, unless or except to the extent that the presence of a larger number may be required by law.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, than except as otherwise requires by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast as at such meeting.

5.

ORGANIZATION.  Such person as the Board of Directors may have designated or in the absence of such a person, the highest ranking officer of the Corporation who is present shall call to order any meeting of the stockholders and act as chairman of the meeting.  In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

6.

CONDUCT OF BUSINESS.  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

7.

PROXIES AND VOTING.  At any meeting of the stockholders, every stockholder entitled to vote any vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting except as otherwise provided herein or required by law.

All voting, except on the election of director and where otherwise required by law, may be conducted by a voice vote; provided, however, that upon demand thereof by a stockholder entitled to vote or his proxy, a stock vote shall be taken.  Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.  Every vote taken by ballots shall be counted by an inspector appointed by the chairman of the meeting.

A board of directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, and except as otherwise required by law, all other matters shall be determined by a majority.

8.

STOCK LIST.  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not specified, at the place where the meeting is to be held.

The stock list shall be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present.  This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

9.

CONSENT IN LIEU OF A MEETING.  Any action required by law to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE II

BOARD OF DIRECTORS

1.

NUMBER AND TERM OF OFFICE.  The number of directors who shall constitute the whole board shall not be less than one nor more than seven.  Each director shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.  Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

2.

VACANCIES.  If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

3.

REGULAR MEETINGS.  Regular meetings of the Board of Director shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors.  A notice of each regular meeting shall not be required.

4.

SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called by one-third of the directors then in office if by the chief executive officer and shall be held at such place, on such date and at such time as they or he shall fix.  Notice of the place, date and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing, faxing or emailing the same not less than 18 hours before the meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transferred at a special meeting.

5.

QUORUM.  At any of meeting of the Board of Directors, a majority of the number of directors elected shall constitute a quorum for all purposes.  If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time without further notice or waiver thereof.

6.

PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.  Members of the Board of Directors, or any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other.  Such participation shall constitute presence in person at such meeting.

7.

CONDUCT OF BUSINESS.  At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determine by the vote of a majority of the director present, except as otherwise provided herein or required by law.  Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

8.

POWERS.  The Board of Directors may, except as otherwise required by law, exercise all such powers and so all such things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1)

To declare dividends from time to time in accordance with law;

(2)

To purchase or other acquire any property, rights or privileges on such terms as it shall determine;

(3)

To authorize the creation, making and issuance, in such form as it may determine of written obligations of every kind, negotiable or non-negotiable, secured, or unsecured, and to do all things necessary in connection therewith;

(4)

To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the being;

(5)

To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers and agents;

(6)

To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers and agents of the Corporation and its subsidiaries as it may determine;

(7)

To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers and agents of the Corporation and its subsidiaries as it may determine; and

(8)

To adopt from time to time regulations, nor inconsistent with these by-laws, for the management of the Corporation's business and affairs.

ARTICLE III

COMMITTEES

1.

COMMITTEES OF THE BOARD OF DIRECTORS.  The Board of Directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee.   Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock of the resolution which designated the committee or a supplemental resolution of the Board of Directors shall so provide.  In the absence or disqualification of any member of any of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of directors to act at the meeting in the place of the absent or disqualified member.

2.

CONDUCT OF BUSINESS.  Each Committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate provision shall   be made for notice to manners of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV

OFFICERS

1.

GENERALLY.  The officers of the Corporation shall consist of a president, one or more vice-presidents, a secretary, a treasurer and such other subordinate officers as may from time to time be appointed by the Board of Directors.  Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders.  Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal.  The President shall be a member of the Board of Directors.  Any number of offices may be held by the same person.

2.

PRESIDENT.  The president shall be the chief executive officer of the Corporation. Subject to the provisions of these by-laws and to the direction of the Board of directors, he shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all the duties and have all the powers which are delegated to him by the Board of Directors.  He shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

3.

VICE PRESIDENTS.  Each Vice-President shall perform such duties as the Board of Directors shall prescribe.  In the absence or disabilities of the President, the Vice-President who has served in such capacity for the longest time shall perform the duties and exercise the powers of the President.

4.

TREASURER.  The Treasurer shall have the custody of all monies and securities of the Corporation and shall keep regular books of account.  He shall make such disbursements of the funds of the Corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the Corporation.

5.

SECRETARY.  The Secretary shall issue all authorized notices for, and shall keep minutes of all meetings of the stockholders and the Board of Directors.  He shall have charge of the corporate books.

6.

DELEGATION OF AUTHORITY.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision hereof.

7.

REMOVAL.  Any officer of the Corporation may be removed at any time with or without cause by the Board of Directors.

ARTICLE V

RIGHT OF INDEMNIFICATION OF DIRECTOR, OFFICERS AND OTHERS

1.

The corporation shall indemnify directors, officers, employees, and agents of the corporation to the extent required by Delaware Law and shall indemnify such individuals to the extent permitted by Delaware Law. The Corporation may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by Delaware Law.

ARTICLE VI

STOCK

1.

CERTIFICATES OF STOCK.  Each stockholder shall be entitled to a certificate signed by, or in the name if the Corporation by, the President or a vice-president, and by the Secretary or assistant secretary, or the Treasurer or an assistant treasurer, certifying the number of shares owned by him.  Any of or all the signatures on the certificate may be  by facsimile.

2.

TRANSFERS OF STOCK.  Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the corporation.  Except where a certificate is issued in accordance with Section 4 of Article VI of these by-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

3.

RECORD DATE.  The Board of Directors may fix a record date, which shall not be more than 60 nor less than 10 days before the date of any  meeting of stockholders, nor more than 60 days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or the exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

4.

LOST, STOLEN OR DESTROYED CERTIFICATES.  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

5.

REGULATIONS.  The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VII

NOTICES

1.

NOTICES.  Whenever notice is required to be given to any stockholder, director, officer, employee or agent, such requirement shall not be construed to mean personal notice.  Such notice  may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, or by facsimile, addressed to such stockholder, director, officer, employee or agent at his or her address as the same appears on the books of the Corporation.  The time when such notice is dispatched shall be the time of the giving of the notice.

2.

WAIVERS.  A  written waiver of any notice, signed by a stockholder director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent.  Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VIII

MISCELLANEOUS

1.

FACSIMILE SIGNATURE.  In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any director or officer of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

2.

CORPORATE SEAL.  The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the secretary’s charge.  If and when so directed by the Board of Directors or a committee thereof, duplication of the seal may be kept and used by the treasurer or by the assistant secretary of assistant treasurer.

3.

RELIANCE UPON BOOKS, REPORTS, AND RECORDS.  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in performance of his duties, be fully protected in relying in good faith upon the books of account or records of the corporation, including reports made to Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

4.

FISCAL YEAR.  The fiscal year of the Corporation shall be as fixed by the Board of Directors.

5.

TIME PERIODS.  In applying any provision of these by-laws which require that an act be done during a period of specified number of days prior to an event, calendar days shall be used, and the day of the event shall be included.

6.

DISTRIBUTIONS.  The Board of Directors may authorize and the corporation may (1) make distributions or (2) pay share dividends, subject to any restrictions in its Articles of Incorporation and to the limitations set forth in the Delaware Laws.

7.

AUTHORIZED SIGNATORY.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE IX

AMENDMENTS

The  Board  of  Directors  may  amend  or  Repeal  the  Bylaws  of  the corporation or adopt new Bylaws,  unless:  (1) the Articles of  Incorporation or Delaware Law reserves the power  exclusively to the shareholders in whole or in part; or (2) the shareholders in amending, repealing, or adopting a particular  bylaw expressly  provide that the Board of

Directors may not amend or repeal that bylaw. Unless the Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the Bylaws, the shareholders may amend, repeal, or adopt the Bylaws even though the Bylaws may also be amended, repealed, or adopted by the Board of Directors.

Certificate

The undersigned, being the duly elected and acting officer of the Corporation, hereby certifies the foregoing By-laws of such corporation duly adopted by its Board of Directors.

DOWNERS GAP INC.

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